UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) March 18, 2011

SunTrust Banks, Inc.

(Exact name of registrant as specified in its charter)

Georgia	001-08918	58-1575035
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

303 Peachtree St., N.E., Atlanta, Georgia	30308
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (404) 588-7711

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.

On March 18, 2011, SunTrust Banks, Inc. (“SunTrust”) entered into an Underwriting Agreement with Goldman, Sachs & Co., Morgan Stanley & Co. Incorporated and SunTrust Robinson Humphrey, Inc., as representatives of the underwriters listed on Schedule I thereto (the “Underwriters”), to issue and sell 35,254,237 shares of SunTrust’s common stock, par value $1.00 per share (the “Common Stock”), in a public offering pursuant to a registration statement on Form S-3 (File No. 333-161712) and a related prospectus supplement filed with the Securities and Exchange Commission on March 21, 2011.

SunTrust expects to receive net proceeds from the common stock offering of approximately $1.0 billion, after deducting estimated expenses and underwriting discounts and commissions.

The Underwriting Agreement is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference. The foregoing description of the Underwriting Agreement and the transactions contemplated thereby is qualified in its entirety by reference to Exhibit 99.1.

Exhibits 5.1 and 23.1 to this Current Report on Form 8-K are filed herewith in connection with SunTrust’s effective registration statement on Form S-3 (Registration No. 333-161712) and are incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

5.1	Opinion of King & Spalding LLP regarding the validity of the shares of common stock to be issued and sold pursuant to the Underwriting Agreement.

23.1	Consent of King & Spalding LLP (included in Exhibit 5.1).

99.1	Underwriting Agreement, dated March 18, 2011, among SunTrust Banks, Inc. and Goldman, Sachs & Co., Morgan Stanley & Co. Incorporated and SunTrust Robinson Humphrey, Inc., as representatives of the underwriters listed on Schedule I thereto.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SUNTRUST BANKS, INC.

Date: March 23, 2011	By:	/s/ DAVID A. WISNIEWSKI
David A. Wisniewski Group Vice President and Associate General Counsel

EXHIBIT INDEX

Exhibit No.	Description

5.1	Opinion of King & Spalding LLP regarding the validity of the shares of common stock to be issued and sold pursuant to the Underwriting Agreement.

23.1	Consent of King & Spalding LLP (included in Exhibit 5.1).

99.1	Underwriting Agreement, dated March 18, 2011, among SunTrust Banks, Inc. and Goldman, Sachs & Co., Morgan Stanley & Co. Incorporated and SunTrust Robinson Humphrey, Inc., as representatives of the underwriters listed on Schedule I thereto.